UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2013
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.
On November 22, 2013, American Equity Investment Life Holding Company (the “Company”), certain financial institutions party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders, entered into a credit agreement (the “Credit Agreement”) that provides a $140,000,000 unsecured revolving credit facility (the “Credit Facility”) for the benefit of the Company. The Credit Agreement contains an accordion feature that allows the Company, on up to three occasions and subject to credit availability, to increase the Credit Facility by an additional $50,000,000 in the aggregate. The Company also has the ability to extend the maturity date by an additional one year past the initial maturity date of November 22, 2017 with the consent of the extending banks. The proceeds of the Credit Facility may be used to finance the general corporate purposes of the Company and its subsidiaries. There are currently no guarantors of the Credit Facility, but certain of the Company’s subsidiaries must guarantee the obligations of the Company under the Credit Agreement if such subsidiaries guarantee other material debt of the Company.
The Lenders and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.
The description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The Credit Facility replaces the Company’s $160,000,000 unsecured revolving credit facility provided by the credit agreement, dated as of January 28, 2011, as amended (the “Existing Credit Agreement”), by and among the Company, the financial institutions party thereto, and JPMorgan Chase Bank, National Association, as administrative agent. The termination of the Existing Credit Agreement was effective upon the closing of the Credit Agreement. No amounts were outstanding under the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.
Item 9.01              Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 22, 2013, among American Equity Investment Life Holding Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2013

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 22, 2013, among American Equity Investment Life Holding Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent